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                                                                  Exhibit 10.112
THIS SECURITY INSTRUMENT WAS
PREPARED BY, AND UPON
RECORDING SHOULD BE RETURNED
TO:

Katherine L. Bishop, Esq.
Ballard Spahr Andrews & Ingersoll, LLP
601 13th Street, NW, Suite 1000 South
Washington, D.C. 20005-3807

--------------------------------------------------------------------------------

STATE OF CALIFORNIA  )
COUNTY OF ORANGE     )
COUNTY OF VENTURA    )

              DEED OF TRUST, FIXTURE FILING AND SECURITY AGREEMENT

     THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Security Instrument"), is made as of the _____ day of July, 2002, by ARV HILLCREEK, LLC, a California limited liability company ("Trustor"), whose address is 245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626-4539, to First American Title Company of Los Angeles ("Trustee"), whose address is 520 North Central Avenue, Glendale, California 91203, for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, "Beneficiary"), whose address is 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015.

                                    RECITALS

3) Trustor is indebted to Beneficiary for money loaned in the principal sum of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (the "Loan"), as is evidenced by a certain Promissory Note of even date herewith from Trustor, payable to the order of Beneficiary in installments of principal and/or interest thereon, such final installment being due on August 1, 2004.

4) As a condition precedent to making the Loan, Beneficiary has required that Trustor execute this Security Instrument as security for the Loan and the other Indebtedness (as hereinafter defined).

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                                GRANTING CLAUSES

     NOW, THEREFORE, for and in consideration of the Indebtedness, and to secure the prompt payment thereof, Trustor does hereby irrevocably grant, bargain, sell, convey, assign, transfer, mortgage, pledge and set over unto Trustee, its successors and assigns, in trust with power of sale and right of entry and possession, the Mortgaged Property (as hereinafter defined), for the benefit of Beneficiary, and grants to Beneficiary a security interest in, and to the Mortgaged Property,

     TO SECURE unto Beneficiary the repayment of the entire Indebtedness, at and in the manner stipulated herein, in the Note (as hereinafter defined) and in the other Loan Documents (as hereinafter defined), and the performance of the covenants and agreements of Trustor contained in the Loan Documents, the Mortgaged Property and all parts thereof unto the Beneficiary, its successors and assigns forever, subject however to the terms and conditions herein;

     PROVIDED, HOWEVER, that if Trustor shall pay to Beneficiary the entire Indebtedness described in the Note and in the other Loan Documents, all without any deduction or credit for taxes or other similar charges paid by Trustor, and shall cause all other obligated parties to, keep, perform, and observe all and singular the covenants and promises herein, in the Note and in each of the other Loan Documents to be kept, performed, and observed, all without fraud or delay, then this Security Instrument , and all the properties, interests, and rights hereby granted, bargained, and sold shall cease, terminate, and be void, but shall otherwise remain in full force and effect.

                                    AGREEMENT

     FOR VALUABLE CONSIDERATION, Trustor agrees as follows:

     16. DEFINITIONS. The following terms, when used in this Security Instrument (including when used in the above recitals), shall have the following meanings:

          16.1  "1933 Act" has the meaning given to that term in Section 13.

          16.2 "Accounts" has the meaning given such term in the UCC, and includes, without limitation, any rights of Trustor arising from the operation of the Facility to payment for goods sold or leased or for services rendered, not evidenced by an Instrument , including, without limitation, (i) all accounts arising from the operation of the Facility, (ii) all moneys and accounts, if any, held by Beneficiary pursuant to this Security Instrument or any other Loan Document, (iii) all rights to payment from Medicare or Medicaid programs or similar state or federal programs, boards, bureaus or agencies, and rights to payment from patients, residents, private insurers, and others arising from the operation of the Facility, including rights to payment pursuant to Reimbursement Contracts, (iv) receivables arising out of the use of a credit or charge card or information contained on or for use with the card, (v) any and all "health-care insurance receivables" (as defined in the UCC), (vi) Supporting Indebtedness, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, and (vii) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect

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to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records. Accounts shall include the Proceeds thereof.

          16.3 "Affiliate" means, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person,
(ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (iii) each of such Person's officers, directors, members, joint venturers and partners.

          16.4 "Appurtenant Rights" means all air rights, development rights, zoning rights, easements, rights-of-way, strips and gores of land, vaults, streets, roads, alleys, tenements, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter appurtenant to, or used or useful in connection with, or located on, under or above the Land, or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Land, or any part thereof, now or hereafter.

          16.5 "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith executed by Trustor for the benefit of Beneficiary, together with all amendments and supplements thereto.

          16.6 "Assignment of Licenses" means that certain Assignment of Licenses, Permits and Contracts of even date herewith executed by Trustor for the benefit of Beneficiary, together with all amendments and supplements thereto.

          16.7 "Beneficiary" means the entity identified as "Beneficiary" in the first paragraph of this Security Instrument , or any subsequent holder of the Note.

          16.8 "Business Day" means a day, other than Saturday, Sunday and legal holidays, when Beneficiary is open for business.

          16.9 "Chattel Paper" has the meaning given such term in the UCC, and includes, without limitation, a record or records (including, without limitation, electronic chattel paper) which evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Indebtedness with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash proceeds and noncash proceeds) of the foregoing.

          16.10 "Collateral Agreements" means collectively, as applicable, the Capital Improvements Fund Escrow and Security Agreement, and/or the Debt Service Reserve Escrow and Security Agreement of even date herewith by and between Trustor and Beneficiary.

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          16.11 "Condemnation" has the meaning given to that term in Section 12.

          16.12 "Contracts" means all license agreements, operating contracts, and all management, service, employment, supply and maintenance contracts and agreements, and any other agreements, licenses or contracts of any nature whatsoever now or hereafter obtained or entered into by Trustor with respect to the acquisition, construction, renovation, expansion, ownership, occupancy, use, operation, maintenance and administration of the Facility and/or the Mortgaged Property, including, without limitation, (i) any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any patient or other Person seeking services from Trustor pursuant to which Trustor provides or furnishes services at the facility, including the consent to treatment and assignment of payment of benefits by third party and (ii) any and all contracts between Trustor and any resident of the Facility giving the resident certain rights of occupancy in the Facility and providing for certain services to such resident.

          16.13 "Default Rate" has the meaning given to that term in the Note.

          16.14 "Deposit Accounts" has the meaning given such term in the UCC.

          16.15 Equipment" has the meaning given such term in the UCC, and includes, without limitation, all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment of Trustor (including, without limitation, embedded software) located on, attached to or used or useful in connection with any of the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased for the benefit of the Facility and not owned by Trustor, the Equipment shall include the leasehold interest only of Trustor together with any options to purchase any of said items and any additional or greater rights with respect to such items which Trustor may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

          16.16 "Event of Default" means the occurrence of any event listed in
Section 14.

          16.17 "Facility" means, individually or collectively as the context requires, that certain assisted living facility known as "Golden Creek Inn," presently a 124-unit licensed assisted living facility located on that portion of the Land described in Exhibit "A-1" hereto, and that certain assisted living facility known as "Hillcrest Inn", a 138-unit assisted living facility located on that portion of the Land described in Exhibit "A-2", as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any skilled nursing facility), now or hereafter operated on the Land.

          16.18 "Fixtures" means all property which is now or hereafter so attached to the Land or the Improvements as to constitute a fixture under applicable law and all renewals and replacements thereof and substitutions therefor, including, without

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limitation: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; and exercise equipment.

          16.19 "General Intangibles" has the meaning given such term in the UCC, and includes, without limitation, all intangible personal property of Trustor arising out of or connected with the Mortgaged Property or the Facility and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits and Reimbursement Contracts), including, without limitation, things in action, contract rights and other rights to payments of Money, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles and Supporting Indebtedness.

          16.20 "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property and/or the Improvements or the use, operation or improvement of the Mortgaged Property.

          16.21 "Guarantor" means ARV Assisted Living, Inc. a Delaware corporation.

          16.22 "Guaranty Agreement" means that certain Payment and Performance Guaranty Agreement of even date herewith, executed by Guarantor for the benefit of Beneficiary.

          16.23 "Impositions" and "Imposition Deposits" have the meanings given to those terms in Section 4.

          16.24 "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

          16.25 "Indebtedness" has the meaning given such term in the UCC, and includes, without limitation, the aggregate of the principal of and interest on the Note due and owing from time to time and all expenses, charges and other amounts due and owing

                                        7

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from time to time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document, including, without limitation, prepayment premiums, late charges, default interest and advances to protect the security of this Security Instrument under Section 7, if any.

          16.26 "Instruments" has the meaning given such term in the UCC, and includes, without limitation, all instruments, Chattel Paper, documents or other writings obtained by Trustor from or in connection with the operation of the Mortgaged Property or the construction and operation of the Facility (including without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account, software, trademarks or trade names, utility contracts, maintenance and service contracts and files of Trustor relating thereto).

          16.27 "Inventory" has the meaning given such term in the UCC, and includes, without limitation, all inventories of food, beverages and other comestibles owned and held by Trustor (including, without limitation, embedded software) for sale or use at or from the Mortgaged Property or the Facility, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Trustor for sale to or for consumption by residents, guests or patients of the Land or the Facility and all such other goods returned to or repossessed by Trustor.

          16.28 "Investment Property" has the meaning given such term in the UCC, and includes, without limitation, a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and all proceeds (cash proceeds and noncash proceeds) of, and Supporting Indebtedness with respect to, the foregoing.

          16.29 "Land" means the land described in Exhibits "A-1" and "A-2" attached hereto and incorporated herein.

          16.30 "Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property and/or the Facility, or any portion of the Mortgaged Property and/or the Facility and all modifications, extensions or renewals thereof.

          16.31 "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Security Instrument , the Loan Agreement and the other Loan Documents.

          16.32 "Loan" has the meaning given to that term in the recitals.

          16.33 "Loan Agreement" means that certain Loan Agreement of even date herewith by and between Trustor and Beneficiary, together with all amendments and supplements thereto.

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          16.34 "Loan Documents" means the Note, the Loan Agreement, this
Security Instrument , the Assignment of Leases and Rents, the Assignment of Licenses, the Guaranty Agreement, all Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Trustor, any guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

          16.35 "Managed Care Plans" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

          16.36 "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and the regulations promulgated thereunder.

          16.37 "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and the regulations promulgated thereunder.

          16.38 "Money" means all monies, cash, rights to Deposit Accounts, or other items of legal tender obtained from or for use in connection with the operation of the Facility.

          16.39 "Mortgaged Property" means all of Trustor's present and future right, title and interest in and to all of the following, provided that if any of the following capitalized terms are defined in the UCC, each such term shall have the meaning given such term in the UCC and shall include, without limitation, the additional items set forth in this Security Instrument with respect to such term:

                a. the Land;
                b. all Appurtenant Rights;
                c. all Equipment;
                d. all Improvements;
                e. all Fixtures;
                f. all Accounts;
                g. all Deposit Accounts;
                h. all Contracts;
                i. all General Intangibles;
                j. all Permits (to the extent assignable);
                k. all Money;
                l. all Instruments;
                m. all Inventory;

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                n. all Reimbursement Contracts;
                o. all Rents;
                p. all Personalty;
                q. all Leases;
                r. all Chattel Paper;
                s. all Supporting Indebtedness;
                t. all Investment Property;
                u. all Proceeds;

                v. all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Trustor now or in the future, including cash or securities deposited to secure performance by parties of their Indebtedness;

                w. all Imposition Deposits;

                x. all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

                y. all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property; and

                z. all renewals, replacements and Proceeds of any of the foregoing and any substitutions therefor.

          16.40 "Note" means the note evidencing the Loan, including all schedules, riders, allonges, endorsements, addenda or amendments together with any renewals, replacements, substitutions, or extensions thereof.

          16.41 "Notice" has the meaning given to that term in Section 24.

          16.42 "O&M Programs" has the meaning given to such term in the Loan Agreement.

          16.43 "Opinion of Counsel" means an opinion or opinions in writing signed by independent legal counsel to Trustor, designated by Trustor, and reasonably satisfactory to Beneficiary.

          16.44 "Parent" means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

          16.45 "Permits" means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business,

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certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

          16.46 "Permitted Encumbrances" has the meaning given to that term in
Section 5.2 of the Loan Agreement.

          16.47 "Person" means any natural person, firm, trust, corporation, partnership, limited liability company and any other form of legal entity.

          16.48 "Personalty" means all Equipment, Inventory, General Intangibles which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental Permits relating to any activities on the Land.

          16.49 "Prior Lien" has the meaning given to that term in Section 26.

          16.50 "Proceeds" means all awards, payments, earnings, royalties, issues, profits, liquidated claims and proceeds (including proceeds of insurance and condemnation and any conveyance in lieu thereof), whether cash or noncash, moveable or immoveable, tangible or intangible, from the sale, conversion (whether voluntary or involuntary), exchange, transfer, collection, loss, damage, condemnation, disposition, substitution or replacement of any of the Mortgaged Property.

          16.51 "Property Jurisdiction" means the jurisdiction in which the Mortgaged Property is located.

          16.52 "Reimbursement Contracts" means all third-party reimbursement contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

          16.53 "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to the Leases (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing

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retail businesses such as newsstands, barbershops, beauty shops, physicians'
offices, pharmacies and specialty shops).

          16.54 "Single-Purpose Entity" means a Person which owns no interest or property other than the Mortgaged Property or interests in Trustor.

          16.55 "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          16.56 "Supporting Obligation" has the meaning given such term in the UCC, and includes, without limitation, a letter-of-credit right, secondary obligation, or obligation of a secondary obligor, or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a document, a General Intangible, an Instrument, or Investment Property.

          16.57 "Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

          16.58 "Transfer" shall mean the conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of the Mortgaged Property; (ii) in the Stock of any corporation which is Trustor, a member of Trustor (if Trustor is a limited liability company), a partner of Trustor or, if applicable, a partner of a general partner of Trustor; and (iii) in Trustor (or any trust of which Trustor is a trustee), or, if Trustor is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct or indirect legal or beneficial ownership in Trustor, excluding any legal or beneficial interest in any constituent limited partner or member of Trustor but including the interest of such limited partner or member itself and further including any legal or beneficial interest in any constituent general partner of Trustor, if applicable, in any general partner of any constituent general partner of Trustor, or, if Trustor is a limited liability company, in any constituent corporate member of Trustor. The term "Transfer" shall also include, without limitation, the following: an installment sales agreement wherein Trustor agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Trustor leasing all or a substantial part of the Mortgaged Property to one or more Persons

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pursuant to a single transaction or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Trustor's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation or other form of multiple ownership or governance; the dissolution or termination of Trustor, any general partner of Trustor, any general partner of any general partner of Trustor, if applicable, or, if Trustor is a limited liability company, any corporate member of Trustor; the issuance of new Stock in any corporation which is Trustor, a member of Trustor (if Trustor is a limited liability company), a partner of Trustor or, if applicable, a partner of a general partner of Trustor; and the merger or consolidation with any other Person of Trustor, any general partner of Trustor, any general partner of any general partner of Trustor, if applicable, or, if Trustor is a limited liability company, any corporate member of Trustor.

          16.59 "Trustee" means all persons or entities identified as "Trustee" in the first paragraph of this Security Instrument , together with their successors and assigns.

          16.60 "Trustor" means all persons or entities identified as "Trustor" in the first paragraph of this Security Instrument , together with their successors and assigns.

          16.61 "UCC" has the meaning given to that term in Section 2.

          16.62 "UCC Collateral" has the meaning given to that term in
Section 2.

     17. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Security Instrument is also a security agreement under the Uniform Commercial Code as in effect from time to time in the State of California (the "UCC") for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the UCC, whether acquired now or in the future, and all products and cash and non-cash Proceeds thereof (collectively, "UCC Collateral"), and Trustor hereby grants to Beneficiary a security interest in the UCC Collateral. Trustor hereby authorizes Beneficiary to file financing statements, continuation statements and financing statement amendments, in such form as Beneficiary may require to perfect or continue the perfection of this security interest and Trustor agrees, if Beneficiary so requests, to execute and deliver to Beneficiary such financing statements, continuation statements and amendments. Trustor shall pay all filing costs and all costs and expenses of any record searches for financing statements that Beneficiary may require. Without the prior written consent of Beneficiary, Trustor shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. If an Event of Default has occurred and is continuing, Beneficiary shall have the remedies of a secured party under the UCC, in addition to all remedies provided by this Security Instrument or existing under applicable law. In exercising any remedies, Beneficiary may exercise its remedies against the UCC Collateral separately or together and in any order, without in any way affecting the availability of Beneficiary's other remedies hereunder and/or under applicable law. The terms "sign," "signed" and signatures" shall have their ordinary meanings except that, to limited extent Beneficiary in an authenticated record expressly agrees otherwise from time to time in the exercise of its sole and absolute discretion, the terms may also include other methods used to authenticate. Without implying any limitation on the foregoing, with respect to the UCC Collateral that may be perfected by control, Trustor shall take such steps as

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Beneficiary may require in order that Beneficiary may have such control. To the extent that the proceeds of any of the Accounts are expected to become subject to the control of, or in the possession of, a party other than Trustor or Beneficiary, Trustor shall cause all such parties to execute and deliver on the date of this Security Instrument and from time to time hereafter security documents, financing statements or other documents as requested by Beneficiary and as may be necessary to evidence and/or perfect the security interest of Beneficiary in those proceeds. Trustor agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the UCC. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact, with power of substitution, in the name of Beneficiary or in the name of Trustor or otherwise, for the use and benefit of Beneficiary, but at the cost and expense of Trustor and without notice to Trustor, to execute and deliver any and all of the instruments and other documents and take any action which Beneficiary may require pursuant the foregoing provisions of this Section. Further, to the extent permitted by applicable laws, Beneficiary may file, without Trustor's signature, one or more financing statements or other notices disclosing Beneficiary's liens and other security interests. All financing statements and notices may describe Beneficiary's collateral as all assets or all personal property of Trustor. Trustor hereby ratifies and confirms the validity of any and all financing statements filed by Beneficiary prior to the date of this Security Instrument.

     The UCC Collateral in which Beneficiary has a security interest under this
Section 2 includes goods which are or may become Fixtures on the Mortgaged Property. This Deed of Trust constitutes a fixture filing pursuant to the terms of Sections 9313, 9401 and 9402 of the California Code of Civil Procedure which shall be recorded in the real estate records of the county in which the Property is located.

In that regard, the following information is provided:

     Name of Debtor:

     ARV Hillcreek, LLC

     Address of Debtor:

     245 Fischer Avenue
     Suite D-1
     Costa Mesa, California 92626

     Name of Secured Party:

     GMAC Commercial Mortgage Corporation, its successors and assigns

     Address of Secured Party:

     200 Witmer Road
     P.O. Box 1015
     Horsham, Pennsylvania 19044-8015

     Debtor's trade name or style, if any:

     Golden Creek Inn
     Hillcrest Inn

     18. LEASES. Trustor shall not, without the prior written consent and approval of Beneficiary, enter into any Lease (except for admission of Facility patients or residents), or enter into or permit any management agreement of or affecting any part of the Mortgaged Property.

     19. DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

          19.1 Trustor shall deposit with Beneficiary on the day monthly installments of principal and/or interest, or both, are due under the Note (or on another day designated in writing by Beneficiary), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Beneficiary the entire sum required to pay, when due (i) to the extent applicable, the yearly water and sewer charges which may be levied on all or any part of the Mortgaged Property, (ii) the premiums for fire and other hazard insurance, business interruption insurance and such other insurance as Beneficiary may require under the Loan Agreement, (iii) the yearly Taxes, and (iv) amounts for other charges and expenses which Beneficiary at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Beneficiary's interests, all as reasonably estimated from time to time by Beneficiary, plus one-sixth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Security Instrument as the "Imposition Deposits". The Indebtedness of Trustor for which the Imposition Deposits are required are collectively referred to in this Security Instrument as "Impositions". The amount of the Imposition Deposits shall be sufficient to enable Beneficiary to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added plus one-sixth of such estimate. Beneficiary shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Beneficiary are held for the purpose of paying property taxes, insurance premiums and each other obligation of Trustor for which Imposition Deposits are required. Any waiver by Beneficiary of the requirement that Trustor remit Imposition Deposits to Beneficiary may be revoked by Beneficiary, in Beneficiary's discretion, at any time upon notice to Trustor.

          19.2 Imposition Deposits shall be held in an institution (which may be Beneficiary, if Beneficiary is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Beneficiary shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Beneficiary shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Beneficiary shall not be required to pay Trustor any interest, earnings or profits on the Imposition Deposits. Trustor hereby pledges and grants to Beneficiary a security interest in the Imposition Deposits as additional security for all of Trustor's Indebtedness under this Security Instrument and the other Loan Documents. Any amounts deposited with Beneficiary under this Section 4 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Beneficiary for that purpose under Section 4(e).

          19.3 Trustor shall direct the applicable Governmental Authority to deliver the invoices and bills for all Impositions to Beneficiary. If Beneficiary receives a bill or invoice for an Imposition, Beneficiary shall pay the Imposition from the Imposition Deposits held by Beneficiary. Beneficiary shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Beneficiary. Beneficiary may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

          19.4 If at any time the amount of the Imposition Deposits held by Beneficiary for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Beneficiary plus one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Beneficiary for payment of a specific Imposition is less than the amount reasonably estimated by Beneficiary to be necessary plus one-sixth of such estimate, Trustor shall pay to Beneficiary the amount of the deficiency within fifteen (15) days after notice from Beneficiary.

          19.5 If an Event of Default has occurred and is continuing, Beneficiary may apply any Imposition Deposits, in any amounts and in any order as Beneficiary determines, in Beneficiary's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Beneficiary shall refund to Trustor any Imposition Deposits held by Beneficiary.

     20. APPLICATION OF PAYMENTS. If at any time Beneficiary receives, from Trustor or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Beneficiary may apply that payment to amounts then due and payable in the manner set forth in the Note. Neither Beneficiary's acceptance of an amount which is less than all amounts then due and payable nor Beneficiary's application of such payment in the manner authorized in the immediately preceding sentence shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Trustor's Indebtedness under this Security Instrument and the Note shall remain unchanged.

     21. USE OF PROPERTY. Unless required by applicable law, Trustor shall not
(a) except for any change in use approved by Beneficiary, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Security Instrument was executed, (b) convert any part of the Facility to commercial use, or (c) initiate or acquiesce in a change in the zoning classification of the Land and/or the Facility.

     22. PROTECTION OF BENEFICIARY'S SECURITY.

          22.1 If Trustor fails to perform any of its Indebtedness under this Security Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Beneficiary's security or Beneficiary's rights under this Security Instrument , including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Beneficiary at Beneficiary's option and upon notice to Trustor may make such appearances, disburse such sums and take such actions as Beneficiary reasonably deems necessary to perform such Indebtedness of Trustor and to protect Beneficiary's interest, including (i) disbursement of fees and out of pocket expenses of attorneys, accountants, inspectors and consultants, (ii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iii) procurement of the insurance coverages required under the Loan Agreement, and
(iv) payment of amounts which Trustor has failed to pay under Section 9.

          22.2 Any amounts disbursed by Beneficiary under this Section 7, or under any other provision of this Security Instrument , or under any of the other Loan Documents, that treats such disbursement as being made under this
Section 7, shall be added to, and become part of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the Default Rate.

          22.3 Nothing in this Section 7 shall require Beneficiary to incur any expense or take any action.

     23. INSPECTION. Beneficiary, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable advance notice to Trustor (which may be oral) except in an emergency or during the continuance of an Event of Default.

     24. TAXES; OPERATING EXPENSES.

          24.1 Subject to the provisions of Section 9(c) and Section 9(d), Trustor shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

          24.2 Subject to the provisions of Section 9(c), Trustor shall pay or cause to be paid the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added or lien imposed.

          24.3 As long as no Event of Default has occurred and is continuing, Trustor shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that Imposition Deposits are held by Beneficiary for the purpose of paying that specific Imposition. If an Event of Default exists, Beneficiary may exercise any rights Beneficiary may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable.

          24.4 Trustor, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Trustor notifies Beneficiary of the commencement or expected commencement of such proceedings,
(ii) the Mortgaged Property is not in danger of being sold or forfeited, as determined by Beneficiary, (iii) if requested by Beneficiary, Trustor deposits with Beneficiary cash reserves or other collateral sufficient to pay the contested Imposition, (iv) Trustor furnishes whatever security is required in the proceedings or is reasonably requested by Beneficiary, which may include the delivery to Beneficiary of the reserves established by Trustor to pay the contested Imposition, as additional security, and (v) such contest operates to suspend enforcement of such Imposition.

          24.5 Trustor shall promptly deliver to Beneficiary a copy of all notices of, and invoices for, Impositions, and if Trustor pays any Imposition directly, Trustor shall promptly furnish to Beneficiary receipts evidencing such payments.

          24.6 In the event of the passage of any law subsequent to the date of this Security Instrument in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or mortgages or debts secured by deeds of trust or mortgages or the manner of collecting any such taxes so as to adversely affect Beneficiary (including, without limitation, a requirement that internal revenue stamps be affixed to this Security Instrument or any of the other Loan Documents), Trustor will promptly pay any such tax. If Trustor fails to make such prompt payment, or if any law prohibits Trustor from making such payment or would penalize Beneficiary if Trustor makes such payment, then the entire unpaid balance of the Indebtedness shall, without notice, immediately become due and payable at the sole option of Beneficiary. In no event, however, shall any income taxes of Beneficiary or franchise taxes of Beneficiary measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by Trustor.

     25. LIENS; ENCUMBRANCES. Trustor acknowledges that the existence of any Lien on the Mortgaged Property, other than Permitted Encumbrances, whether voluntary, involuntary or by operation of law, is a "Transfer" which constitutes an Event of Default as provided under Section 14, and will subject Trustor to personal liability under the Note.

     26. PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY. Trustor
(a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Facility, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Beneficiary may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, except to the extent Beneficiary applies such insurance proceeds or condemnation awards to reduce the Indebtedness, (d) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) shall provide for professional management of the Mortgaged Property by a manager satisfactory to Beneficiary, in its sole discretion, under a contract approved by Beneficiary in writing, and (f) shall give notice to Beneficiary of and, unless otherwise directed in writing by Beneficiary, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Beneficiary's security or Beneficiary's rights under this Security Instrument . Trustor shall not (and shall not permit any other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

     27. CONDEMNATION.

          27.1 Trustor shall promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "Condemnation"). Trustor shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Beneficiary in writing. Trustor authorizes and appoints Beneficiary as attorney-in-fact for Trustor to commence, appear in and prosecute, in Beneficiary's or Trustor's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 12 shall require Beneficiary to incur any expense or take any action. Trustor hereby transfers and assigns to Beneficiary all right, title and interest of Trustor in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

          27.2 Subject to the provisions of Section 4.5 of the Loan Agreement, Beneficiary, in its sole discretion, may apply such awards or proceeds, after the deduction of Beneficiary's expenses incurred in the collection of such amounts, at Beneficiary's option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Trustor. Unless Beneficiary otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 4 of this Security Instrument or any Collateral Agreement, or change the amount of such installments. Trustor agrees to execute such further evidence of assignment of any awards or proceeds as Beneficiary may require.

     28. TRANSFERS OF THE MORTGAGED PROPERTY OR BENEFICIAL INTERESTS IN TRUSTOR:

          28.1 Except as otherwise permitted under this Section 13, Transfers shall not be permitted. Any Transfer made in violation of this Section shall constitute an Event of Default. Notwithstanding any provision of this Section to the contrary, in no event shall a Transfer resulting in a change in control of Trustor or the Mortgaged Property be permitted without Beneficiary's prior written consent, which may be granted or denied in Beneficiary's sole, absolute and unreviewable discretion.

          28.2 Notwithstanding any provision herein to the contrary, no Transfer otherwise permitted under this Section 13 shall occur unless Trustor shall have given Beneficiary not less than ten (10) Business Days prior notice of the intended Transfer together with a certificate of the financial officer of Trustor stating (i) the nature and size of the interest to be the subject of the Transfer, (ii) the name and address of the Person to which such interest shall be conveyed, sold or transferred unless such interest is to be conveyed, sold or transferred pursuant to a registered public sale pursuant to applicable securities laws, (iii) that the proposed transaction is a bona fide sale, transfer or conveyance solely for cash or equivalent consideration, if applicable, and (iv) enclosing a $7,500.00 non-refundable review fee. Beneficiary reserves the right to condition any consent required pursuant to this Section 13 with respect to a Transfer upon (A) the payment of all expenses incurred by Beneficiary as set forth below, and, in connection with the Transfer of any fee interest in the Mortgaged Property, an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan, (B) Beneficiary's approval of the financial condition, managerial capabilities and ownership structure of the proposed transferee, including requiring that the transferee of any fee interest in the Mortgaged Property be a Single-Purpose Entity, (C) the approval by a Rating Agency of the proposed transferee, (D) assumption of the Loan, as modified by Beneficiary, by the proposed transferee, (E) the Loan being in good standing and free from any default, (F) modification of the Loan Documents, (G) if required by Beneficiary, receipt of an Opinion of Counsel reasonably satisfactory to Beneficiary stating that, if effected, the proposed Transfer would have no effect on the enforceability of this Security Instrument or the other Loan Documents, and would not result in the dissolution or termination of Trustor, the managing member of Trustor, if applicable, any general partner of Trustor or any general partner of any general partner of Trustor, if applicable, and (H) such other conditions as Beneficiary may reasonably require at the time such consent is sought. Trustor agrees to pay on demand all expenses (including, without limitation, all attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any Transfer. In no event shall any Transfer otherwise permitted under this Section occur if such Transfer is required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities or Blue Sky laws, or offered pursuant to Rule 144A under the 1933 Act.

     29. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Security Instrument :

          29.1 any failure by Trustor to pay or deposit within ten (10) days after the same becomes due any amount required by the Note, this Security Instrument or any other Loan Document;

          29.2 any failure by Trustor to maintain the insurance coverage required under the Loan Agreement;

          29.3  any failure by Trustor to comply with the provisions of Section
25;

          29.4 fraud or material misrepresentation or material omission by Trustor, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, financial report, certification, or other report or information required under the Loan Agreement required to be provided to Beneficiary during the term of the Indebtedness, or (iii) any request for Beneficiary's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

          29.5  a failure of Trustor to comply with the provisions of
Section 13;

          29.6 the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Beneficiary's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Security Instrument or Beneficiary's interest in the Mortgaged Property;

          29.7 any failure by Trustor to perform any of its Indebtedness under this Security Instrument (other than those specified in Sections 14 (a) through (f)) hereof and other than those specified in Sections 7.1(a), (b) and (c) of the Loan Agreement, as and when required, which continues for a period of thirty
(30) days after notice of such failure by Beneficiary to Trustor; provided, however, that if such default cannot be cured within such thirty (30) day period, then such cure period shall be extended for an additional sixty (60) days as long as Trustor is diligently and in good faith prosecuting such cure to completion. However, no such notice or grace period shall apply in the case of any such failure which could, in Beneficiary's judgment, absent immediate exercise by Beneficiary of a right or remedy under this Security Instrument , result in harm to Beneficiary, impairment of the Note or this Security Instrument or any other security given under any other Loan Document;

          29.8 any failure by Trustor to perform any of its Indebtedness as and when required under any Loan Document other than this Security Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

          29.9 any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

          29.10 the Mortgaged Property becomes part of a bankrupt debtor's estate pursuant to any chapter of the Federal Bankruptcy Code or the Mortgaged Property otherwise becomes subject to any reorganization, receivership (other than a receivership proceeding instituted by Beneficiary) or insolvency proceeding or any similar proceeding pursuant to any federal, state or foreign law affecting debtor and creditor rights; or

          29.11 if any representation or warranty made by Trustor in that certain Loan Closing Certification executed in connection with the Loan is not true and correct.

     30. REMEDIES.

          30.1 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire Indebtedness shall, at the option of Beneficiary, immediately become due and payable without notice or demand, time being of the essence of this Security Instrument , and no omission on the part of Beneficiary to exercise such option when entitled to do so shall be construed as a waiver of such right.

          30.2 Uniform Commercial Code. Beneficiary shall have all of the rights and remedies of a secured party under the UCC. Upon demand by Beneficiary, Trustor shall assemble the UCC Collateral and make it available to Beneficiary, at a place designated by Beneficiary. Beneficiary or its agents may without notice from time to time enter upon Trustor's premises to take possession of the UCC Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                Any written notice of the sale, disposition or other intended action by Beneficiary with respect to the UCC Collateral which is sent by regular mail, postage prepaid, to Trustor at the address of Trustor which may from time to time be shown on Beneficiary's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to Trustor. Beneficiary may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Security Instrument shall require Beneficiary to give any notice not required by applicable laws.

                If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the UCC Collateral, Trustor agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

Trustor recognizes that Beneficiary may be unable to effect a public sale of all or a part of the UCC Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state laws. Beneficiary may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such laws and may, for example, at any sale of the UCC Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of Beneficiary that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. Trustor covenants and agrees to do or cause to be done promptly all such acts and things as

Beneficiary may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable laws. Upon any such sale or disposition, Beneficiary shall have the right to deliver, assign and transfer to the purchaser thereof the UCC Collateral consisting of securities so sold.

          30.3  Right to Enter and Take Possession.

                a. If an Event of Default shall have occurred and is continuing, Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession of the Mortgaged Property and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Mortgaged Property without the appointment of a receiver or an application therefor, and may exclude Trustor and its agents and employees wholly therefrom, and take possession of the books, papers and accounts of Trustor relating thereto;

                b. If Trustor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Trustor to deliver immediate possession of the Mortgaged Property to Beneficiary. Trustor will pay to Beneficiary, upon demand, all expenses of obtaining such judgment or decree, including costs and expense incurred by Beneficiary, its attorneys and agents, and all such expenses and costs shall, until paid, become part of the Indebtedness and shall be secured by this Security Instrument ;

                c. Upon every such entering or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Fixtures, Personalty and Equipment; (B) insure or keep the Mortgaged Property insured; (C) manage and operate the Mortgaged Property and exercise all of the rights and powers of Trustor to the same extent as Trustor could in its own name; and/or (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary, all as Beneficiary from time to time may determine to be in its best interest. Beneficiary may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance deemed necessary by Beneficiary; (4) such taxes, assessments and other similar charges as Beneficiary may at its option pay; (5) other proper charges upon the Mortgaged Property or any part thereof; and (6) the actual fees, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the monies and proceeds so received by Beneficiary, first, to the payment of accrued interest; second, to the payment of Imposition Deposits and to other sums required to be paid hereunder; and third, to the payment of overdue installments of principal and any other unpaid Indebtedness then due. Anything in this Section to the contrary notwithstanding, Beneficiary shall not incur any liability as a result of any exercise by Beneficiary of its rights under this Security Instrument , and Beneficiary shall be liable to account only for the Rents actually received by Beneficiary;

                d. If an Event of Default shall exist, Beneficiary may require that Trustor cause all of its Accounts to be paid to one or more deposit accounts with Beneficiary, or at Beneficiary's option, with another financial institution approved by Beneficiary. Trustor assigns and grants to Beneficiary a security interest in, pledge of and right of setoff against all moneys from time to time held in such deposit accounts, to the extent permitted by applicable law. Trustor agrees to promptly notify all of its account debtors, including the Medicaid and Medicare agencies and other account debtors pursuant to all Reimbursement Contracts, to the extent permitted under applicable law and to the extent Trustor maintains such Accounts, to make payments to one or more such deposit accounts upon Beneficiary's request and as designated by Beneficiary, and Trustor agrees to provide any necessary endorsements to checks, drafts and other forms of payment so that such payments will be properly deposited in such accounts. Beneficiary may require that the deposit accounts be established so as to comply with any applicable Medicaid, Medicare and other requirements applicable to payments of any accounts receivable. Beneficiary may cause moneys to be withdrawn from such deposit accounts and applied to the Indebtedness in such order as Beneficiary may elect, whether or not then due. Trustor appoints Beneficiary as Trustor's attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to provide any notice, endorse any check, draft or other payment for deposit, or take any other action which Trustor agrees to undertake in accordance with this Section. Beneficiary shall not be liable for failure to collect or to enforce any Accounts or for any action or omission on the part of Beneficiary, its officers, agents and employees in collecting or enforcing such Accounts; The provisions of this subsection (iv) are subject to the rights of any holder of a lien on Accounts that is expressly permitted by
Section 6.2 of the Loan Agreement;

                e. Whenever all the Indebtedness shall have been paid and all Events of Default shall have been cured, Beneficiary shall surrender possession of the Mortgaged Property to Trustor, its successors and/or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

          30.4 Performance by Beneficiary. Upon the occurrence of an Event of Default, Beneficiary may, at its sole option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith, with interest thereon at the Default Rate (as defined in the Note) or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by Trustor to Beneficiary. Notwithstanding anything to the contrary herein, Beneficiary shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

          30.5 Receiver. If any Event of Default shall have occurred and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the sufficiency or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and the Facility and to collect and apply the Rents. The receiver shall have all the rights and powers permitted under the laws of the Property Jurisdiction. Trustor will pay unto Beneficiary upon demand all expenses, including receiver's fees, actual attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Section, and upon any Trustor's failure to pay the same, any such amounts shall be added to the Indebtedness and shall be secured by this Security Instrument.

          30.6 Beneficiary's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Beneficiary may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law in equity or any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term thereof or any other right, (ii) to foreclose this Security Instrument and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, as provided by applicable California law, and (iii) to pursue any other remedy available to it, all as Beneficiary shall deem most effectual for such purposes. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Beneficiary may determine.

          30.7  Foreclosure by Power of Sale.

                a. Declaration and Notice of Default. Beneficiary shall have the right (i) to cause the Mortgaged Property to be sold under the power of sale contained in this Deed of Trust in any manner permitted by applicable law; and
(ii) to deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause the Mortgaged Property to be sold, which notice the Trustee or Beneficiary shall cause to be recorded as required by law. Upon the expiration of such period of time after the recordation of such notice of default and election to sell and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Mortgaged Property at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.

                b. Postponements; Multiple Parcels. To the extent permitted by law, Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement at the time and place noticed for such sale or may, in its discretion, give a new notice of sale. If the Mortgaged Property consists of several lots, parcels or items or property, Beneficiary shall have the exclusive right (i) to designate the order in which such lots, parcels or items shall be offered for sale or sold; and (ii) to elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary determines to be in its best interest. Any Person, including Trustor, Trustee and Beneficiary, may purchase at any sale under this Deed of Trust, and Beneficiary shall have the right to purchase at any such sale by crediting upon the bid price the amount of all or any part of the Indebtedness. If Beneficiary determines to sell the Property in more than one sale, Beneficiary may, at its option, cause such sales of the Mortgaged Property to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Beneficiary may determine, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property that has not been sold until all Indebtedness have been paid in full.

                c. Costs of Sale; Deed of Purchaser. Trustor shall pay all costs, fees, and expenses of all sale of the Mortgaged Property under this Deed of Trust, including the costs, fees and expenses (including attorneys' fees) of Trustee and Beneficiary, together with interest thereon at the interest rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee. Upon any sale under the power of sale contained in this Deed of Trust, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the Mortgaged Property so sold, but without any covenant or warrant whatsoever, express or implied. The recitals in any such deed or deeds of any matter o facts, including the existence of any default by Trustor, the giving of notice of default and notice of sale and other facts affecting the regularity or validity of such sale or sale, shall be conclusive proof of the truth of such facts and matters, and any such deed or deeds shall be conclusive against all Persons as to such facts and matters recited therein. A sale of less than all of the Mortgaged Property or any defective or irregular sale under this Deed of Trust shall not exhaust, impair or otherwise affect the power of sale contained in this Deed of Trust, and subsequent sales of the property may be made under this Deed of Trust until all Indebtedness have been satisfied or until the entire Mortgaged Property has been sold without defect or irregularity. If Beneficiary elects to cause the Mortgaged Property to be sold under the power of sale contained in this Deed of Trust, Beneficiary shall deposit with the Trustee this Deed of Trust, the Note, and such receipts and evidence of such other Indebtedness as Trustee may reasonably require.

          30.8 Purchase by Beneficiary. Upon any foreclosure sale, Beneficiary may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

          30.9 Application of Proceeds of Sale. In the event of a foreclosure or other sale of all or any portion of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including actual attorney's fees and expenses (and attorney's fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, Impositions and charges, including utility charges and any other amounts advanced by Beneficiary hereunder, and interest thereon; then to payment of the Indebtedness in such order of priority as Beneficiary shall determine, in its sole discretion; and finally the remainder, if any, shall be paid to Trustor, or to the person or entity lawfully entitled thereto.

          30.10 Trustor as Tenant Holding Over. In the event of any such foreclosure sale, Trustor (if Trustor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable thereto.

          30.11 Waiver of Appraisement, Valuation, Etc. Trustor agrees, to the full extent permitted by law, that in case of an Event of Default on the part of Trustor hereunder, neither Trustor nor anyone claiming through or under Trustor will assert, claim or seek to take advantage of any appraisement, redemption, valuation, stay, homestead, extension, exemption or laws now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this Security Instrument , or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale.

          30.12 Discontinuance of Proceedings. In case Beneficiary shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then in every such case, Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred.

          30.13 Waiver.

                a. No delay or omission by Beneficiary or by any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary. No consent or waiver expressed or implied by Beneficiary to or of any breach or default by Trustor in the performance of the Indebtedness of Trustor hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other Indebtedness of Trustor hereunder. Failure on the part of Beneficiary to complain of any act or failure to act or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies of Beneficiary hereunder.

                b. No act or omission by Beneficiary shall release, discharge, modify, change or otherwise affect the original liability under the Note, this Security Instrument , other Loan Documents or any other obligation of Trustor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, nor preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in any Event of Default then existing or of any subsequent default, nor alter the lien of this Security Instrument , except as expressly provided in an instrument or instruments executed by Beneficiary. Without limiting the generality of the foregoing, Beneficiary may (A) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (B) take other or additional security for the payment of any of the Indebtedness;
(C) waive or fail to exercise any right granted herein, in the Note or in other Loan Documents; (D) release any part of the Mortgaged Property from the security interest or lien of this Security Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Security Instrument or other Loan Documents; (E) consent to the filing of any map, plat or replat affecting the Land; (F) consent to the granting of any easement or other right affecting the Mortgaged Property; (G) make or consent to any agreement subordinating the security title or lien hereof, or (H) take or omit to take any action whatsoever with respect to the Note, this Security Instrument , the other Loan Documents, the Mortgaged Property or any document or instrument evidencing, securing or in any way related to the Security Instrument , all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Beneficiary from exercising any such right, power or privilege with respect to the lien of this Security Instrument . In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Beneficiary, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with respect to the Mortgaged Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, Indebtedness or undertakings of Trustor, any guarantor of the Indebtedness or others.

                c. Trustor waives and relinquishes any and all rights it may have, whether at law or equity, to require Beneficiary to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner, in any particular order, or in any particular state or other jurisdiction. Trustor expressly waives and relinquishes any and all rights and remedies that Trustor may have or be able to assert by reason of the laws of the state of jurisdiction pertaining to the rights and remedies of sureties.

Trustor makes these arrangements, waivers and relinquishments knowingly and as a material inducement to Beneficiary in making the Loan, after consulting with and considering the advice of independent legal counsel selected by Trustor.

          30.14 Suits to Protect the Mortgaged Property. Beneficiary shall have power to institute and maintain such suits and proceedings as it may deem expedient (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute an Event of Default under this Security Instrument ; (ii) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom; and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Beneficiary.

          30.15 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor, its creditors or its properties, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire amount due and payable by Trustor under this Security Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Trustor hereunder after such date.

          30.16 Actions Without Trustor's Consent. Trustor agrees that Beneficiary may do any one or all of the following without notice to or the consent of Trustor and without affecting Beneficiary's rights or remedies against Trustor: (i) accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Trustor's Indebtedness to Beneficiary under or in connection with this Security Instrument or any of the other Loan Documents; (ii) grant any indulgence or forbearance to Guarantor or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Indebtedness; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Indebtedness; and (v) exercise any right or remedy with respect to the Indebtedness or any collateral securing the Indebtedness, notwithstanding any effect on or impairment of Trustor's subrogation, reimbursement or other rights against Guarantor or any other Person under or in connection with any or all of the Loan Documents.

     31. REMEDIES CUMULATIVE. Each right and remedy provided in this Security Instrument is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

     32. FORBEARANCE.

          32.1 Beneficiary may agree with Trustor, from time to time, at Beneficiary's option and without giving notice to, or obtaining the consent of, or having any effect upon the Indebtedness of any guarantor or other third party obligor, extend the time for payment of all or any part of the Indebtedness, reduce the payments due under this Security Instrument , the Note, or any other Loan Document, release anyone liable for the payment of any amounts under this Security Instrument , the Note, or any other Loan Document, accept a renewal of the Note, modify the terms and time of payment of the Indebtedness, join in any extension or subordination agreement, release any Mortgaged Property, take or release other or additional security, modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note, or otherwise modify this Security Instrument, the Note, or any other Loan Document.

          32.2 Any forbearance by Beneficiary in exercising any right or remedy under the Note, this Security Instrument , the Guaranty Agreement, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Beneficiary of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Beneficiary's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Beneficiary of any security for the Indebtedness shall not constitute an election by Beneficiary of remedies so as to preclude the exercise of any other right available to Beneficiary. Beneficiary's receipt of any insurance and/or condemnation proceeds shall not operate to cure or waive any Event of Default.

     33. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Trustor is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Trustor is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Beneficiary in excess of the permitted amounts shall be applied by Beneficiary to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Trustor has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

     34. WAIVER OF STATUTE OF LIMITATIONS. Trustor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document.

     35. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument , the Note, the Loan Agreement, any other Loan Document or under applicable law. Beneficiary shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Trustor and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Security Instrument.

     36. FURTHER ASSURANCES. Trustor shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Beneficiary may require from time to time in order to better assure, grant, and convey to Beneficiary the rights intended to be granted, now or in the future, to Beneficiary under this Security Instrument and the Loan Documents.

     37. ESTOPPEL CERTIFICATE. Within ten (10) days after a request from Beneficiary, Trustor shall deliver to Beneficiary a written statement, signed and acknowledged by Trustor, certifying to Beneficiary or any person designated by Beneficiary, as of the date of such statement, (a) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (b) the unpaid principal balance of the Note; (c) the date to which interest under the Note has been paid; (d) that Trustor is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Security Instrument or any of the other Loan Documents (or, if Trustor is in default, describing such default in reasonable detail); (e) whether or not there are then existing any setoffs or defenses known to Trustor against the enforcement of any right or remedy of Beneficiary under the Loan Documents; and (f) any additional facts requested by Beneficiary.

     38. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

          38.1 This Security Instrument , and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of Property Jurisdiction.

          38.2 Each of Trustor and Beneficiary consents to the exclusive jurisdiction of any and all state and federal courts with jurisdiction in the Property Jurisdiction over Trustor and Trustor's assets. Trustor agrees that its assets shall be used first to satisfy all claims of creditors organized or domiciled in the United States and that no assets of Trustor in the United States shall be considered part of any foreign bankruptcy estate.

          38.3 Each of Trustor and Beneficiary agrees that any controversy arising under or in relation to the Note, this Security Instrument , or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Trustor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

     39. NOTICE.

          39.1 All notices, demands and other communications ("Notice") under or concerning this Security Instrument shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Security Instrument , and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or
(iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

          39.2 Any party to this Security Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 24. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this
Section 24, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 24 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

          39.3 Any Notice under the Note and any other Loan Document which does not specify how Notices are to be given shall be given in accordance with this
Section 24.

          39.4  A copy of any Notice sent to Beneficiary pursuant to this
Section 24 shall be sent to:

                Katherine L. Bishop, Esquire
                Ballard, Spahr, Andrews & Ingersoll
                601 13th Street, NW, Suite 1000 South

                Washington, DC  20005-3807

                A copy of any Notice sent to Trustor pursuant to this Section 24 shall be sent to:

                Douglas Armstrong, Esquire
                ARV Assisted Living, Inc.
                245 Fisher Avenue, Suite D-1
                Costa Mesa, CA  92626

     40. SINGLE-PURPOSE ENTITY. Until the Indebtedness is paid in full, Trustor shall maintain its status as a Single-Purpose Entity and comply with all those covenants with respect to its status as a Single-Purpose Entity as set forth in
Section 5.5 of the Loan Agreement.

     41. SUBROGATION. If, and to the extent that, the proceeds of the Loan are used to pay, satisfy or discharge any obligation of Trustor for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "Prior Lien"), such loan proceeds shall be deemed to have been advanced by Beneficiary at Trustor's request, and Beneficiary shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

     42. BENEFICIARY STATEMENT; CERTAIN CHARGES. With respect to (a) any statement, accounting, or similar information requested by Trustor or any other Person pursuant to California Civil Code Section 2943 or 2954 or any other provision of applicable law; or (b) any other document furnished to Trustor or any other Person by Beneficiary at Trustor's request, Beneficiary shall have the right to charge the maximum amount then permitted by law or, if there is no such maximum, Beneficiary's customary charge for providing such statement, accounting, or other information. Trustor shall pay Beneficiary its customary charge for any other service rendered by Beneficiary in connection with the Loan or the Mortgaged Property, including the issuance of a request for full or partial reconveyance of this Security Instrument , transmitting Loan proceeds to an escrow holder and changing Beneficiary's records relating to the Indebtedness.

     43. DISCLOSURE OF INFORMATION. Beneficiary may furnish financial information regarding Trustor or the Mortgaged Property to third parties with an existing or prospective interest in the enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to credit rating agencies. Trustor irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

     44. FULL RECONVEYANCE. Upon (a) Beneficiary's written request stating that
(i) all Indebtedness secured by this Security Instrument has been paid or performed in full (other than contingent Indebtedness which by their terms survive the release hereof and as to which no event giving rise to the incurrence of any such Indebtedness shall have occurred), and (ii) all fees due Beneficiary in connection with release of this Security Instrument have been paid, and (b) payment of Trustee's fees and expenses of this trust, Trustee shall reconvey the Mortgaged

Property then held under this Security Instrument without warranty of any kind. Upon the payment and performance in full of all Indebtedness (other than contingent Indebtedness which survive the release hereof and as to which no event giving rise to the incurrence of any such obligation shall have occurred), and upon request of Trustor, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender or request the Trustee to surrender to Trustor the Note and all other documents evidencing the Indebtedness secured by this Security Instrument . The recitals in the reconveyance of any matters or facts shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as the "person or persons legally entitled thereto". Such reconveyance shall operate as a reassignment of the Rents and profits assigned to Beneficiary under the Assignment of Leases and Rents. Trustee shall deliver this Security Instrument and the Note after full reconveyance to the Person or Persons legally entitled thereto.

     45. SUBSTITUTION OF TRUSTEE. Beneficiary, at its option, shall have the right from time to time to appoint a successor trustee to any trustee appointed under this Security Instrument by Beneficiary's execution and acknowledgment of a written instrument which is recorded in the office of the recorder of each county in which the Mortgaged Property is located. The recordation of such an instrument in accordance with this Section shall constitute conclusive proof of the proper substitution of a successor trustee under this Security Instrument. Upon recordation of such an instrument, the successor trustee shall succeed to all the title, power and duties granted to the Trustee under this Security Instrument and by applicable law without conveyance of the Mortgaged Property. Such instrument shall contain the name of the original Beneficiary, Trustee and Trustor named in this Security Instrument , the book and page or other recording information for this Security Instrument , and the name and address of the successor trustee. If a notice of default has been recorded prior to the recordation of a substitution of trustee, the power of substitution shall not be exercised by Beneficiary until the costs, fees and expenses of the acting trustee have been paid in full and the acting trustee has endorsed acknowledgment of receipt of such amounts on the instrument substituting the successor trustee. Without limiting the terms of this Section, Beneficiary shall have the right from time to time to substitute a successor to any trustee appointed under this Security Instrument in accordance with any statutory or other procedure allowed by law for such substitution.

     46. EXECUTION OF DOCUMENTS BY BENEFICIARY AND TRUSTEE. Without notice to or affecting the liability of Trustor or any other Person for the payment or performance of the Indebtedness, without affecting the lien or priority of this Security Instrument or Beneficiary's rights and remedies under the Loan Documents, and without liability to Trustor or any other Person, Beneficiary and Trustee (if Trustee is so requested in writing by Beneficiary) shall have the right, at any time and from time to time, to do any one or more of the following: (a) reconvey any part of the Mortgaged Property and (b) execute any extension agreement relating to any or all of the Indebtedness, any document subordinating the lien of this Security Instrument to any other lien or document, or any other document relating to the Mortgaged Property, Indebtedness, or Loan Documents.

     47. TRUST IRREVOCABLE; ACCEPTANCE BY TRUSTEE. The trust created by this Security Instrument is irrevocable by Trustor. Trustee accepts this trust when this Security Instrument , duly executed and acknowledged, is recorded in the county in which the Mortgaged Property is located as provided by law. Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

     48. TRANSFERS BY TRUSTOR; NO RELEASE OF TRUSTOR. The following provisions shall apply if Trustor sells, conveys, transfers or alienates the Mortgaged Property or any interest in the Mortgaged Property with or without Beneficiary's consent:

          48.1 No Release of Trustor. Except as set forth in Section 13 above, no such action by Trustor nor any assumption of any or all of the Indebtedness by any transferee of the Mortgaged Property ("Transferee") shall be deemed to release Trustor or any other Person from any liability under the terms of the Loan Documents, and Trustor and such Personas shall remain liable to Beneficiary for the payment and performance of all of their respective Indebtedness under the Loan Documents.

          48.2 Actions Without Trustor's Consent. Trustor agrees that Beneficiary may do any one or all of the following without notice to or the consent of Trustor and without affecting Beneficiary's rights or remedies against Trustor: (i) accelerate, accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Trustor's Indebtedness to Beneficiary under or in connection with this Instrument or any of the other Loan Documents; (ii) grant any indulgence or forbearance to the Transferee or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add ay or all collateral securing payment of any or all of the Indebtedness; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Indebtedness; (v) amend, supplement, alter or change in any respect whatsoever any term or provision of the Loan Documents or any other agreement relating to the Indebtedness; and (vi) exercise any right or remedy with respect to the Indebtedness or any collateral securing the Indebtedness, notwithstanding any effect on or impairment of Trustor's subrogation, reimbursement or other rights against the Transferee, whether by operation of California Code of Civil Procedure 580d or otherwise.

          48.3 Waivers. Trustor waives all rights which it may have (i) to require Beneficiary to exhaust its rights and remedies against the Transferee, any other Person, or any collateral securing any or all of the Indebtedness before pursuing its rights and remedies against Trustor; (ii) to require Beneficiary to exercise any right or power or to pursue any remedy which Beneficiary may have under the Loan Documents or applicable law before pursuing its rights and remedies against Trustor; and (iii) to assert any defense to Beneficiary's enforcements of its rights and remedies against Trustor based on an election of remedies by Beneficiary or the manner in which Beneficiary exercise any remedy which destroys, diminishes or interferes with any or all of Trustor's subrogation, reimbursement or other rights against the Transferee, whether by operation of California Code of Civil Procedure Section 580d or otherwise.

     49. JOINT AND SEVERAL LIABILITY. If more than one Person or entity signs this Security Instrument as Trustor, the Indebtedness of such Persons shall be joint and several.

     50. RELEASE. Notwithstanding any other provision of this Security Instrument, Trustee, at the direction of Beneficiary, shall release a portion of the Mortgaged Property after receipt by Beneficiary of a release amount (the "Release Amount") equal to an amount that results in a loan-to-value ratio of the remaining Facility, after the release of the Facility being refinanced, which is less than or equal to eighty percent (80%), as determined by Beneficiary in its sole discretion, after application of the Release Amount to the outstanding principal balance of the Loan; but only if, in addition, (a) the remaining Facility currently has a Debt Service Coverage Ratio (as defined in the Loan Agreement) of 1.40 to 1.0 and (b) the remaining amount of the Loan (the outstanding principal balance of the Note after payment and application of the Release Amount) qualifies for refinancing with a Department of Housing and Urban Development loan, as determined by Beneficiary in its sole discretion. Payment of the Release Amount will be subject to an additional payment of the prepayment premium specified in Section 5 of the Note.

     51. RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY. The relationship between Beneficiary and Trustor shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Beneficiary and Trustor. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

     52. SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Security Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Security Instrument contains the entire agreement among the parties as to the rights granted and the Indebtedness assumed in this Security Instrument . This Security Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

     53. MISCELLANEOUS PROVISIONS. The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument . Any reference in this Security Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Security Instrument or to a section of this Security Instrument . All Exhibits attached to or referred to in this Security Instrument are incorporated by reference into this Security Instrument . Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Security Instrument , the term "including" means "including, but not limited to."

     54. WAIVER OF TRIAL BY JURY. EACH OF TRUSTOR AND BENEFICIARY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE

AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE EXIST. TRUSTOR AND BENEFICIARY ARE AUTHORIZED TO SUBMIT THIS SECURITY INSTRUMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO ANY LOAN DOCUMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF TRUSTOR'S AND BENEFICIARY'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF TRUSTOR AND BENEFICIARY CERTIFIES THAT NEITHER TRUSTOR'S NOR BENEFICIARY'S REPRESENTATIVES OR AGENTS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ENFORCEMENT OF THIS WAIVER WILL NOT BE SOUGHT.

     55. WAIVER OF AUTOMATIC STAY. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, TRUSTOR HEREBY AGREES THAT, IN CONSIDERATION OF BENEFICIARY'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN, IN THE EVENT THAT TRUSTOR SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGEMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST TRUSTOR FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, BENEFICIARY SHALL THEREUPON BE ENTITLED AND TRUSTOR HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY
CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO BENEFICIARY AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND TRUSTOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

     56. SUCCESSORS AND ASSIGNS BOUND. This Security Instrument shall bind, and the rights granted by this Security Instrument shall inure to, the respective successors and assigns of Beneficiary and Trustor.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Trustor has caused this Security Instrument to be properly executed as of the date first above written.


WITNESS:                                TRUSTOR:

                                        ARV HILLCREEK, LLC, a California
                                        limited liability company


                                        By:                               (Seal)
-----------------------------------         ------------------------------
Print Name:                                 Abdo H. Khoury
            -----------------------         Manager

State of California         )
                            )  ss:
County of Orange            )

     On July, 2002, before me,
                               -------------------------------------------
                                       (name, title of officer,
                                    e.g., "Jane Doe, Notary Public")

personally appeared Abdo H. Khoury
                    ------------------------------------------------------
                                         (name(s) of signer(s))

     ( ) personally known to me -OR-
     ( ) proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity/ies, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

     Witness my hand and official seal.

                                        ----------------------------------
                                              (Signature of Notary)

                                  EXHIBIT "A-1"

                                LEGAL DESCRIPTION

PARCEL 1: (PROPERTY IN IRVINE, CALIFORNIA)

PARCEL 1A:

THAT PORTION OF PARCELS 1 AND A OF PARCEL MAP 81-610, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, FILED IN BOOK 178, PAGES 6 TO 9 OF PARCEL MAPS, SHOWN AS:

PARCEL X, AS SHOWN ON EXHIBIT "A" ATTACHED TO THAT CERTAIN APPLICATION FOR LOT LINE ADJUSTMENT 85-LL-0029 RECORDED MAY 10, 1985 AS INSTRUMENT NO. 85-170864, OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL 1B:

AN UNDIVIDED 50% INTEREST IN THAT PORTION OF PARCELS A AND 1 OF PARCEL MAP 81-610, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, FILED IN BOOK 178, PAGES 6 TO 9 OF PARCEL MAPS, SHOWN AS:

PARCEL Y, AS SHOWN ON EXHIBIT "A" ATTACHED TO THAT CERTAIN APPLICATION FOR LOT LINE ADJUSTMENT 85-LL-0029, RECORDED MAY 10, 1985 AS INSTRUMENT NO. 85-170864, OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHTS OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FORM LAND OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OF THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED IN DEED BY THE IRVINE COMPANY, RECORDED DECEMBER 12, 1991 AS INSTRUMENT NO. 91-683710, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ANY AND ALL WATER, WATER RIGHTS OF INTERESTS, WHETHER SUCH WATER RIGHTS SHALL BE RIPARIAN, OVERLYING, APPROPRIATIVE, LITTORAL, PERCOLATING, PRESCRIPTIVE, ADJUDICATED, STATUTORY OR CONTRACTUAL, TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM OR IN THE LAND HEREINABOVE DESCRIBED OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTERESTS ON ANY OTHER PROPERTY, BUT WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY DESCRIBED HEREIN IN THE EXERCISE OF SUCH RIGHTS, AS RESERVED IN DEED BY THE IRVINE COMPANY, RECORDED DECEMBER 12, 1991 AS INSTRUMENT NO. 91-683710, OFFICIAL RECORDS.

Assessor's Parcel No: 452-031-23

                                  EXHIBIT "A-2"

                                LEGAL DESCRIPTION

PARCEL 2: (PROPERTY IN THOUSAND OAKS, CALIFORNIA)

PARCEL 2A:

PARCEL 3 OF LD 520, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 42, PAGE 22-23, OF PARCEL MAP, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SHOWN AS PARCEL 3A ON THE LOT LINE ADJUSTMENT NO. 90-209 RECORDED JULY 29, 1994 AS DOCUMENT NO. 94-126409 OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM THAT PORTION OF SAID LAND THAT LIES WITHIN THE FOLLOWING DESCRIBED LAND, ALL MINERALS AND ALL OIL, GAS, ASPHALTUM AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 550 FEET FRO THE SURFACE OF SAID LAND, BUT WITHOUT THE RIGHT TO ENTER UPON SAID LAND OR USE THE SURFACE FOR ANY PURPOSE:

THAT PORTION OF LOT 4, OF SUBDIVISION NO. 1, RANCHO CONEJO, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 8, PAGE 55 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT 4; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID LOT 4,

1ST: NORTH 26 DEG. 53' 30" WEST 31.45 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 790 FEET AND A RADIAL LINE TO SAID CURVE BEARS NORTH 47 DEG. 42' 48" WEST; THENCE,

2ND: NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 6 DEG. 11' 34" AN ARC DISTANCE OF 85.39 FEET; THENCE TANGENT TO SAID CURVE,

3RD: NORTH 48 DEG. 28' 46" EAST 350.03 FEET; THENCE AT RIGHT ANGLES,

4TH: SOUTH 41 DEG. 31' 14" EAST 38.62 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 4; THENCE ALONG SAID SOUTHEASTERLY LINE.

5TH: SOUTH 48 DEG. 56' 30" EAST 443.21 FEET TO THE POINT OF BEGINNING.

PARCEL 2B:

AN EASEMENT FOR ACCESS AND INCIDENTAL PURPOSES OVER THAT PORTION OF PARCEL 2 OF LD 520 IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 42, PAGE 22-23, OF PARCEL MAP, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF PARCEL 2 OF SAID MAP:

1ST: SOUTH 0 DEG. 14' 46" WEST, 56.88 FEET; THENCE,

2ND: SOUTH 77 DEG. 45' 47" WEST, 174.21 FEET; THENCE,

3RD: SOUTH 85 DEG. 17' 37" WEST, 185.01 FEET; MORE OR LESS TO A POINT ON THE EASTERLY BOUNDARY LINE OF PARCEL 3 OF SAID MAP; THENCE ALONG SAID BOUNDARY LINE,

4TH: NORTH 0 DEG. 00' 00" EAST, 63.67 FEET TO A POINT ON A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 1100.00 FEET, SAID CURVE BEING THE NORTHERLY BOUNDARY OF PARCEL 2 OF SAID MAP; THENCE,

5TH: NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 16 DEG. 46' 46", AN ARC DISTANCE OF 322.14 FEET; THENCE,

6TH: SOUTH 89 DEG. 45' 14" EAST, 37.13 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2C:

AN EASEMENT FOR UTILITY INCIDENTAL PURPOSES OVER PARCEL 1 OF LD 520 IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 42, PAGE 22-23 OF PARCEL MAPS DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF PROPERTY LINES N 00 DEG. 14' 46" E AND N
87 DEG. 01' 14" E, BEING THE MOST SOUTHEASTERLY POINT AS SHOWN ON PARCEL MAP L.D.-520 RECORDED IN BOOK 42, PAGE 22 AND 23; THENCE S 87 DEG. 01' 14" W,
362.28 FEET TO A POINT ON A TANGENT CURVE CONCAVE TO THE NORTH, A RADIAL TO SAID CURVE BEARS N 02 DEG. 58' 46" W, 2453.00 FEET; THENCE WESTERLY THROUGH A
CENTRAL ANGLE OF 6 DEG. 41' 31", 286.50 FEET; THENCE 220.71 FEET AT N
86 DEG. 17' 15" W TO THE TRUE POINT OF BEGINNING.

FROM THE TRUE POINT OF BEGINNING, A CENTER LINE WITH SIDE LINES OF SEVEN AND ONE HALF FEET ON EITHER SIDE DESCRIBED AS: N 00 DEG. 14' 46" E, 54.92 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE EASTERLY, THE RADIAL TO SAID CURVE BEARS S 89 DEG. 45' 14" E, 195.97 FEET; THENCE NORTHEASTERLY THROUGH A CENTRAL ANGLE
OF 31 DEG. 41' 16" AN ARC LENGTH OF 108.38; THENCE N 31 DEG. 56' 02" E,
129.97 FEET TO AN ANGLE POINT; THENCE N 34 DEG. 39' 34" E, 59.44 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY A RADIAL TO SAID CURVE, BEARS N
55 DEG. 20' 26" W, 367.50 FEET; THENCE NORTHERLY THROUGH A CENTRAL ANGLE OF
15 DEG. 00' 00", AN ARC LENGTH OF 96.21 FEET; THENCE N 19 DEG. 39' 34" E,
90.93 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY, A RADIAL TO SAID CURVE BEARS 70 DEG. 20' 26" W, 187.50 FEET; THENCE NORTHERLY THROUGH A CENTRAL ANGLE OF 41 DEG. 37' 27" AN ARC LENGTH OF 136.22 FEET; THENCE S
70 DEG. 00' 59" W. 17.73 FEET; THENCE N 19 DEG. 59' 01" W, 8.84 FEET TO A
POINT ON A TANGENT CURVE CONCAVE EASTERLY, A RADIAL TO SAID CURVE BEARS N
70 DEG. 00' 59" E; THENCE NORTHERLY THROUGH A CENTRAL ANGLE OF 17 DEG. 03'
35" AN ARC LENGTH OF 56.57 FEET TO THE POINT OF INTERSECTION MADE BY SAID CENTER LINE AND THE PROPERTY LINE OF PARCEL 3 GIVEN AS N 60 DEG. 00' 00" E, SAID
SIDE LINES BEING LENGTHENED OR SHORTENED TO MATCH SAID PROPERTY LINES.

PARCEL 2D:

AN EASEMENT FOR EMERGENCY ACCESS AND INCIDENTAL PURPOSES OVER PARCEL 1 OF LD 520 IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 42 PAGE 22 AND 23 OF PARCEL MAP, DESCRIBED AS FOLLOWS: